Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-8 of our report dated October 9, 2020, relating to the consolidated financial statements of Augmedix, Inc. and Subsidiaries, appearing in Registration Statement No. 333-251310 on Form S-1.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

December 11, 2020